Exhibit 10.24

THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

This Third Amendment to Term Loan and Security Agreement (this “Amendment”) is made this 15th day of July, 2019, by and among GPM PETROLEUM LP, a Delaware limited partnership (“GPMP” and together with each Person joined to the Loan Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A. On January 12, 2016, Borrowers, Lenders and Agent entered into a certain Term Loan and Security Agreement (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

B. Borrowers have requested, and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to modify certain definitions, terms and conditions in the Loan Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Amendments to Loan Agreement. As of the Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

(a) Definitions. The following definitions are hereby deleted from the Loan Agreement:

“KeyBank Credit Agreement” shall mean that certain Credit Agreement among GPM, KeyBank, National Association, as administrative agent and certain financial institutions party thereto dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

“KeyBank Documents” shall mean the KeyBank Credit Agreement and each other document, agreement and instrument executed in connection therewith as amended, restated, supplemented or otherwise modified from time to time.

(b) New Definitions. The following new definitions are hereby added to Section 1.2 of the Loan Agreement in the proper alphabetical order as follows:

“Capital One Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of the Third Amendment Effective Date, among GPM, Capital One, National Association, as administrative agent, and certain financial institutions party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Capital One Debt” shall mean the Indebtedness of GPM owing to Capital One, National Association and certain other financial institutions pursuant to the Capital One Documents.

“Capital One Documents” shall mean the Capital One Credit Agreement and each other document, agreement and instrument executed in connection therewith, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Third Amendment Effective Date” shall mean July 15, 2019.

(c) Reference to KeyBank Debt; Documents. All references in the Loan Agreement to the “KeyBank Credit Agreement”, “KeyBank Debt” and “KeyBank Documents” shall be deemed to mean and be references to the “Capital One Credit Agreement”, “Capital One Debt” and “Capital One Documents”, respectively.

(d) Indebtedness. Section 7.8(m) of the Loan Agreement shall be amended and restated in its entirety as follows:

(m) the Capital One Debt in an amount not to exceed the maximum amount of the commitments under the Capital One Documents (including the incremental facilities thereunder) on the Third Amendment Effective Date (including any renewals, refinancings or extensions thereof, and the terms of any such renewal, refinancing or extension, taken as a whole, are not less favorable to the obligor thereunder), which on such date is $300,000,000 in revolving commitments plus up to $200,000,000 in incremental revolving commitments for a total maximum amount of $500,000,000 in the aggregate;

2. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which relate exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b) reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable against Borrowers, as applicable, in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel) (the “Effective Date”):

(a) Agent shall have received this Amendment fully executed by Borrowers and Guarantors;

(b) Agent shall have received executed copies of the Capital One Documents;

(c) Since December 31, 2018, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect; and

(d) Agent shall have received payment of all fees, costs, expenses and other amounts required to be paid by Borrowers.

4. Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on July 12, 2019, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $32,415,923.15 due on account of the Term Loan, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents

8. Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that its Guaranty and Suretyship Agreement, dated January 12, 2016, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

9. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:	GPM PETROLEUM LP
By: GPM Petroleum GP, LLC
Its: General Partner

	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chairman, Chief Executive Officer and President

	By:	/s/ Don Bassell
	Name:	Don Bassell
	Title:	Chief Financial Officer

GUARANTORS:	GPM INVESTMENTS, LLC

	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chief Executive Officer

	By:	/s/ Don Bassell
	Name:	Don Bassell
	Title:	Chief Financial Officer

GPM PETROLEUM, LLC

	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chief Executive Officer

	By:	/s/ Don Bassell
	Name:	Don Bassell
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

	By:	/s/ James P. Sierakowski
Name: James P. Sierakowski
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]